Exhibit 99.2

WIZE PHARMA LTD.

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2017

U.S. DOLLARS IN THOUSANDS

UNAUDITED

INDEX

Page

Consolidated Balance Sheets	2-3

Consolidated Statements of Comprehensive Loss	4

Consolidated Statements of Changes in Shareholders’ Deficit	5

Consolidated Statements of Cash Flows	6

Notes to Unaudited Interim Consolidated Financial Statements	7 - 27

- - - - - - - - - - - - - -

WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

	As of September 30,	As of December 31,
	2017	2016
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$572	$28
Restricted bank deposit	11	10
Other accounts receivable	45	29

Total current assets	628	67

NON-CURRENT ASSETS:

Property and equipment, net	3	2

TOTAL ASSETS	$631	$69

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

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WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share data)

	As of September 30,	As of December 31,
	2017	2016
	Unaudited

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Trade payables	$44	$13
Other accounts payable	221	214
Current portion of license purchase obligation (Note 4)	143	150
Convertible loans, net (Note 5)	1,082	289
Loans from controlling shareholder (Note 6)	-	117
Derivative liability for right to future investment (Notes 5 and 7)	-	34

Total current liabilities	1,490	817

LICENSE PURCHASE OBLIGATION, NET (Note 4)	-	83

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS’ DEFICIT:

Ordinary Shares, with no par value per share -
1,000,000,000 shares authorized at September 30, 2017 (unaudited) and December 31, 2016; 22,491,240 and 17,505,526 shares issued and outstanding at September 30, 2017 (unaudited) and December 31, 2016, respectively	*) -	*) -
Additional paid- in capital	25,481	23,394
Treasury shares	(747)	(747)
Accumulated other comprehensive income (loss)	(46)	5
Accumulated deficit	(25,547)	(23,483)

Total shareholders’ deficit	(859)	(831)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$631	$69

*)       Representing an amount less than $1

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

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WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands (except share and per share data)

	Nine months ended September 30,		Three months ended September 30,		Year ended December 31,
	2017	2016	2017	2016	2016
	Unaudited

Operating expenses:
Research and development	$288	$158	$107	$40	$240
General and administrative	760	600	229	226	794

Total operating expenses	1,048	758	336	266	1,034

Financial expenses, net (Note 10)	1,016	108	392	51	105

Net loss	$2,064	$866	$728	$317	$1,139

Other comprehensive (income) loss:
Foreign currency translation adjustments	51	10	(30)	10	(3)

Other comprehensive (income) loss	51	10	(30)	10	(3)

Comprehensive loss	2,115	876	698	327	1,136

Basic and diluted net loss per share	$0.11	$0.05	$0.03	$0.02	$0.07

Weighted average number of Ordinary Shares used in computing basic and diluted net loss per share	18,582,045	17,504,734	20,724,828	17,504,734	17,504,734

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

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WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

U.S. dollars in thousands (except share data)

	Ordinary Shares			Additional paid-in	Treasury	Accumulated other comprehensive	Accumulated	Total shareholders’
	Number	Amount		capital	shares	income (loss)	deficit	deficit

Balance as of January 1, 2016	17,505,526	$	*) -	$23,083	$(747)	$2	$(22,344)	$(6)

Beneficial conversion feature in respect to convertible loan (Note 5)	-		-	246	-	-	-	246
Stock-based compensation	-		-	65	-	-	-	65
Other comprehensive income	-		-	-	-	3	-	3
Net loss	-		-	-	-	-	(1,139)	(1,139)

Balance as of December 31, 2016	17,505,526		*) -	23,394	(747)	5	(23,483)	(831)

Beneficial conversion feature in respect to convertible loan (Note 5)	-		-	811	-	-	-	811
Classification of derivative liability for right to future investment into equity (Note 7)	-		-	280	-	-	-	280
Issuance of units consisting of ordinary shares and detachable warrants, net of issuance costs (Note 9a)	4,985,714		*) -	963	-	-	-	963
Stock-based compensation	-		-	33	-	-	-	33
Other comprehensive loss	-		-	-	-	(51)	-	(51)
Net loss	-		-	-	-	-	(2,064)	(2,064)

Balance as of September 30, 2017 (unaudited)	22,491,240	$	*) -	$25,481	$(747)	$(46)	$(25,547)	$(859)

*)       Representing an amount less than $1

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

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WIZE PHARMA LTD. AND SUBSDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Nine months ended September 30,
	2017	2016
	Unaudited

Cash flows from operating activities

Net loss	$(2,064)	$(866)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	*) -	*) -
Stock-based compensation	33	21
Amortization of discounts resulting from beneficial conversion feature and derivative liability and debt issuance costs related to convertible loans	729	75
Accrued interest on convertible loans	33	10
Change in the fair value of derivative liability for Right to Future Investment	246	-
Foreign currency adjustments related to license purchase obligation	1	22
Change in:
Other accounts receivable	(28)	(5)
Trade payables	30	(1)
Other accounts payable and license purchase obligation	37	89

Net cash used in operating activities	(983)	(655)

Cash flows from investing activities

Purchase of property and equipment	(2)	(1)

Net cash used in investing activities	(2)	(1)

Cash flows from financing activities

Proceeds from loans from controlling shareholder	82	-
Proceeds from issuance of convertible loans, net of issuance costs (Note 5)	620	508
Repayment of license purchase obligation	(154)	(152)
Proceeds from issuance of units consisting of ordinary shares and detachable warrants, net of issuance costs (Note 9a)	963	-

Net cash provided by financing activities	1,511	356

Foreign currency translation adjustments on cash and cash equivalents	18	9

Increase (decrease) in cash and cash equivalents	544	(291)
Cash and cash equivalents at the beginning of the period	28	423

Cash and cash equivalents at the end of the period	$572	$132

Supplemental disclosure of non-cash financing activities:

Classification of derivative liability for Right to Future Investment into equity (Notes 5 and 7)	$280	$-

Conversion of bridge loans from controlling shareholder to convertible loans (Note 6)	$206	$-

The accompanying notes are an integral part of the unaudited interim consolidated financial statements.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL

a.	Wize Pharma Ltd. (the “Company” or “Wize”) was incorporated in Israel in 1982 as a public company by the name of “Eitam Eretz Israel Advanced Industries Ltd.” In September 1987, the Company’s shares were listed for trading on the Tel Aviv Stock Exchange (“TASE”). In June 2015, the Company changed its name to Wize Pharma Ltd.

The Company is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (“DES”). In May 2015, soon after the completion of the Creditors’ Arrangement (see also Note 1b), the Company entered into an Exclusive Distribution and Licensing Agreement (as amended, the “License Agreement”) with Resdevco Ltd. (“Resdevco”), whereby Resdevco granted to Wize an exclusive license to purchase, market, sell and distribute a formula known as LO2A (“LO2A” or the “Product”) in the United States, Israel, Ukraine and China as well as a contingent right to do the same in other countries. LO2A is a drug developed for the treatment of DES, and other ophthalmological illnesses, including Conjunctivochalasis (“CCH”) and Sjögren’s syndrome (“Sjögren’s”) (see also Note 4 to the annual consolidated financial statements as of December 31, 2016).

Commencing August 30, 2016, the Company manages its activity through a wholly-owned Israeli Subsidiary (“Subsidiary”), which manages and develops all of the activity under the License Agreement. The Company and the Subsidiary are referred to herein as a “Group”.

b.	Developments Pertaining to the Company’s Former Activity and Completion of Creditors’ Arrangement

On December 4, 2014, an Israeli court approved a creditors arrangement (the “Creditors’ Arrangement”) under the Israeli Companies Law between Wize (then known as Star Night Technologies Ltd.), its creditors and its shareholders, in which Wize was purchased by a group of investors led by Ridge Valley Corporation (“Ridge”). Upon the completion of the Creditors’ Arrangement, all of Wize’s assets, rights and obligations were transferred to the creditors’ arrangement fund, so that Wize’s equity after the approval of such arrangement was zero and Wize remained a public shell company without any activity, rights or obligations.

Pursuant to the Creditors’ Arrangement, the Company was exempted from all of its liabilities to creditors, and the Company recorded a gain in an amount of NIS 13,576,000 (approximately $3,407, based on the exchange rate reported by the Bank of Israel on December 4, 2014) from the Creditors’ Arrangement which was recognized in the Company’s consolidated statements of comprehensive loss for the year ended December 31, 2014.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

c.	Going concern uncertainty and management plans

Following the completion of the Creditors’ Arrangement, the Company commenced operations as a clinical-stage biopharmaceutical company, and as described in Note 4 to the annual consolidated financial statements as of December 31, 2016, the Company purchased an exclusive license to purchase, market, sell and distribute LO2A in the United States, Israel and Ukraine as well as a contingent right to do the same in other countries.

The registration process in certain countries, including the United States, and the commercialization of the Company’s products is expected to require substantial expenditures.  The Company has not yet generated any revenues from its current operations, and therefore is dependent upon external sources for financing its operations. As of September 30, 2017, the Company has an accumulated deficit in an amount of $25,547 and a shareholders’ deficit in an amount of $859. In addition, for the nine month period ended September 30, 2017, the Company reported losses and negative cash flows from operating activities.  Management considered the significance of such conditions in relation to the Company’s ability to meet its current and future obligations and determined that such conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying interim consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Until such time as the Company generates sufficient revenue to fund its operations (if ever), the Company plans to finance its operations through the sale of equity or equity-linked securities and/or debt securities and, to the extent available, short-term and long-term loans. There can be no assurance that the Company will succeed in obtaining the necessary financing to continue its operations as a going concern.

d.	Agreement and plan of merger:

On May 21, 2017, Wize Pharma, Inc. (formerly, known as OphthaliX, Inc.), a Delaware corporation (“OphthaliX”), Wize and Bufiduck Ltd., a company formed under the laws of the State of Israel and a wholly owned subsidiary of OphthaliX (“Merger Sub”), entered into an agreement and plan of merger (as may be amended from time to time, the “Merger Agreement”) that provides for, among other things, the merger of Merger Sub with and into Wize, with Wize continuing as the surviving entity and becoming a wholly owned subsidiary of OphthaliX, on the terms and conditions set forth in the Merger Agreement (the “Merger”). On November 16, 2017, the Merger was completed (see Note 12d). Prior to the Merger, 82% of the outstanding shares of common stock was held by Can-Fite Biopharma Ltd. Prior to the Merger, OphthaliX had no active business operations and was deemed to be a “shell company” as defined in Rule 12b-2 of the Exchange Act.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

Subject to the terms and conditions of the Merger Agreement, holders of outstanding Wize ordinary shares (collectively referred to herein as the Wize shareholders) were entitled to receive 4.1445791236989 shares of OphthaliX common stock for each Wize ordinary share they held (following adjustments set forth in the Merger Agreement, the “Exchange Ratio”), or an aggregate of 93,971,259 shares of OphthaliX common stock at closing. Immediately following the effective time of the Merger (the “Effective Time”), pre-merger Wize shareholders owned approximately 90% of the outstanding common stock of OphthaliX while pre-merger OphthaliX stockholders owned the remaining approximate 10%. At the Effective Time, pre-merger OphthaliX stockholders will continue to own and hold their existing shares of OphthaliX common stock. Each convertible note to purchase Wize ordinary shares existing at the time of the Merger Agreement (the “Convertible Loans”) will constitute a convertible note to purchase the number of shares of OphthaliX common stock equal to the number of Wize ordinary shares that were subject to a Convertible Loan immediately prior to the Effective Time multiplied by the Exchange Ratio at a proportionally adjusted conversion price (see Note 5c). In this respect, it was further agreed that the conversion of all or part of such Convertible Loans (including the issuance of future investment rights to the holders thereof upon such conversion (the “Future Investment Rights”) and the shares underlying such Future Investment Rights), whether before or after the Effective Time, shall not modify the Exchange Ratio.

The Merger will be accounted for as a reverse recapitalization which is outside the scope of ASC 805, “Business Combinations” (“ASC 805”), as OphthaliX, the legal acquirer, is considered a non-operating public shell, and is therefore not a business as defined in ASC 805. Under reverse capitalization accounting, the Company will be considered the acquirer for accounting and financial reporting purposes. The Merger will be accounted for in a manner that is substantially the same as a reverse acquisition under ASC 805, except that any excess fair value of the consideration transferred over the net fair value of the monetary assets of OphthaliX will be recognized as a reduction of equity.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1:-	GENERAL (Cont.)

e.	Risk factors

Wize is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including DES. Wize has in-licensed certain rights to LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including CCH and Sjögren’s. Such license is subject to the payment of annual royalties as described in Note 4 to the annual consolidated financial statements of Wize as of December 31, 2016. Since April 2015, Wize has been financing its activity through numerous activities, including the issuance of ordinary shares and from loans from Ridge, Wize’s controlling shareholder, and from third parties. Wize has historically incurred net losses. As of September 30, 2017, Wize had an accumulated deficit of $25,547. Wize does not know whether or when it will become profitable. Following the Creditors Arrangement and to date, Wize has not commercialized any products or generated any revenues from product sales and accordingly it does not have a revenue stream to support its cost structure. Wize’s losses have resulted principally from costs incurred in development and discovery activities (including payments related to the License Agreement – see Note 4), along with costs related to its debt financing arrangements. Wize expects to continue to incur losses for the foreseeable future, and these losses will likely increase as it:

■	pays royalties related to the License Agreement;

■	initiates and manages pre-clinical development and clinical trials for LO2A;

■	seeks regulatory approvals for LO2A;

■	implements internal systems and infrastructures;

■	seeks to license additional technologies to develop;

■	hires management and other personnel; and

■	moves towards commercialization.

No certainty exists that Wize will be able to complete the development of LO2A for CCH, Sjögren’s or any other ophthalmic disorder, due to financial, technological or other difficulties. If LO2A fails in clinical trials or does not gain regulatory clearance or approval, or if LO2A does not achieve market acceptance, Wize may never become profitable. Even if Wize does achieve profitability, it may not be able to sustain or increase profitability on a quarterly or annual basis. Wize’s inability to achieve and then maintain profitability would negatively affect its business, financial condition, results of operations and cash flows. Moreover, Wize’s prospects must be considered in light of the risks and uncertainties encountered by an early-stage company and in highly regulated and competitive markets, such as the biopharmaceutical market, where regulatory approval and market acceptance of its products are uncertain. There can be no assurance that Wize’s efforts will ultimately be successful or result in revenues or profits.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 2:-	SIGNIFICANT ACCOUNTING POLICIES

a.	The significant accounting policies applied in the annual consolidated financial statements of the Company as of December 31, 2016 are applied consistently in these unaudited interim consolidated financial statements.

b.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. Inter-company balances and transactions have been eliminated upon consolidation.

c.	Use of estimate in preparation of financial statements:

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company evaluates on an ongoing basis its assumptions. The Company’s management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements, and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates.

d.	Basic and diluted loss per share:

Basic loss per share is computed by dividing the loss for the period applicable to Ordinary Shareholders by the weighted average number of Ordinary Shares outstanding during the period.

In computing diluted loss per share, basic loss per share are adjusted to reflect the potential dilution that could occur upon the exercise of options or warrants issued or granted using the “treasury stock method” and upon the conversion of the Company’s 2016 loan and 2017 loan using the “if-converted method”, if the effect of each of such financial instruments is dilutive.

For the nine and three month periods ended September 30, 2017 and 2016, all outstanding stock options and other convertible instruments have been excluded from the calculation of the diluted net loss per share as all such securities are anti-dilutive for all years presented.

The total number of shares related to the outstanding options and warrants excluded from the calculation of diluted net loss per share were 8,296,358 and 4,170,643 for the nine months ended September 30, 2017 and 2016, respectively.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 3:-	UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017 or for any other interim period. The accompanying interim consolidated financial statements and related notes should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2016. The accompanying consolidated balance sheet as of December 31, 2016, and the consolidated statements of comprehensive loss and changes in shareholders’ deficit for the year then ended have been derived from those audited financial statements.

NOTE 4:-	LICENSE PURCHASE OBLIGATION

a.	As noted in Note 4 to the annual consolidated financial statements as of December 31, 2016, as consideration for the License Agreement, the Company undertook to pay a Minimal Commitment of licensing fees and royalties of no less than $500 in the first three years of the engagement. An amount of $100 was paid in May 2015, upon signing the License Agreement and amounts of $150 and $150 were paid in January 2016 and July 2017, respectively.

b.	The following table details the repayment dates of the remaining Minimal Commitment on the financial liability and the balance in the consolidated financial statements:

	As of December 31, 2016 (*)	As of September 30, 2017 (*)
		Unaudited
Repayment dates:
January 1, 2017	$150	$-
January 1, 2018	83	143

Remaining balance	233	143

Current liability	150	143
Non-current liability	83	-

Total	$233	$143

(*)	Upon initial recognition, the balance was discounted according to an annual discount rate of 21%, which in management’s opinion reflected the Company’s credit risk as of the initial recognition of the liability (see also Note 4 to the annual consolidated financial statements as of December 31, 2016).

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 4:-	LICENSE PURCHASE OBLIGATION (Cont.)

c.	In July 2017, the Company and Resdevco amended the License Agreement pursuant to which the annual royalties amount of $475 will be reduced to $150 (which includes also the unpaid amount of $100 under the Minimum Commitment) for 2018 and 2019. If the Company obtains an FDA marketing license during 2019, the Company is required to pay Resdevco the remainder of the payment of 2019. See also Note 4 to the annual consolidated financial statements as of December 31, 2016.

NOTE 5:-	CONVERTIBLE LOANS AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO FUTURE INVESTMENT

a.	On March 20, 2016 (“Origination Date”), the Company entered into a convertible loan agreement (as amended on March 30, 2016, the “2016 Loan Agreement”) with Rimon Gold, whereby Rimon Gold extended a loan in the principal amount of up to NIS 2,000,000 (approximately $519 according to the exchange rate at the Origination Date), which bears interest at an annual rate of 4% (the “2016 Loan”). Pursuant to the 2016 Loan Agreement, as modified by the 2017 Loan Agreement (see also Note 5b), the 2016 Loan has a maturity date of December 31, 2017.

Under the 2016 Loan Agreement, Rimon Gold has the right, at its sole discretion, to convert any outstanding portion of the 2016 Loan, but not less than NIS 100,000 (approximately $26 according to the exchange rate at the Origination Date), into the Company’s ordinary shares at a fixed conversion price per share of NIS 0.6358 (approximately $0.16 according to the exchange rate at the Origination Date), subject to adjustments for stock splits and similar events set forth in the 2016 Loan Agreement.

In order to secure its obligations and performance pursuant to the 2016 Loan Agreement, the Company recorded a first priority fixed charge in favor of Rimon Gold on all of the Company’s rights, including its distribution rights, under the License Agreement, and a first priority floating charge on all of the Company’s rights, title and interest in all of its assets, as may exist from time to time (the agreements relating to such charges being referred to as the “Security Agreements”).

In light of the assignment of the License Agreement to the Subsidiary (as detailed in Note 4 to the annual consolidated financial statements as of December 31, 2016), in October 2016, the Subsidiary recorded identical liens to the aforementioned liens of the Company.

Rimon Gold is entitled, under certain circumstances, to demand repayment of the 2016 Loan, including among others: (i) if the Company breaches or fails to perform or is shown to have made a false statement, under the 2016 Loan Agreement or the Security Agreements; (ii) any failure of the Company to make a timely payment; (iii) upon the appointment of a receiver; (iv) the imposition of a lien on a material asset of the Company; (v) if the Company files a motion to stay proceedings; (vi) upon the expiration or termination of the License Agreement or if any party is in material breach of the License Agreement or if any party notifies the other of its intention to terminate the License Agreement; (vii) an adverse material change; or (viii) upon the non-performance of the Company pursuant to the 2017 Loan Agreement (see also Note 5b).

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	CONVERTIBLE LOAN AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO FUTURE INVESTMENT (Cont.)

The 2016 Loan Agreement and the Security Agreements contain a number of restrictive covenants that limit the Company’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of the Company’s business; restrictions on payments to related parties; restrictions on conducting rights offerings, and on the distribution of dividends.

In addition, under the 2016 Loan Agreement, as modified by the 2017 Loan Agreement (see also Note 5b), Rimon Gold has the detachable standalone right (not contingent on electing the loan conversion option), until the lapse of 18 months following the conversion of the loan granted by Rimon Gold under the 2016 Loan Agreement (“Right to Future Investment”), to invest up to NIS 3,000,000 (approximately $850 according to the exchange rate as of September 30, 2017), in the aggregate, at an exercise price per share that will reflect a 15% discount relative to the lowest price per share set for any Company offering, private or public, if the Company conducts any equity financing. Based on the original terms of the Right to Future Investment, management has determined that such right to acquire shares at a future date in the potentially variable investment amount, at a variable purchase price per share represents a derivative liability.

The Company used the services of an independent external appraiser to estimate the fair value of the derivative liability at the Origination Date and each reporting date. The fair value of such liability was measured upon initial recognition in an amount of NIS 423,000 (approximately $110 according to the exchange rate at the Origination Date). The fair value was based among other things on management’s estimates of 75% regarding the exercise probability of this right in a future offering and the forecast regarding the timing of a future offering as of that date.

The remaining amount of the 2016 Loan proceeds of NIS 1,577,000 (approximately $409 according to exchange rate at the Origination Date) (“Debt”) was allocated to the 2016 Loan. The Company applied ASC 470, “Debt with Conversion and Other Options” (“ASC 470”), pursuant to which the Company recognized and measured a Beneficial Conversion Feature (“BCF”) amounting to NIS 946,000 (approximately $246 according to the exchange rate at the commitment date) by allocating a portion of the proceeds equal to the intrinsic value of the conversion feature to additional paid-in-capital. The intrinsic value of the conversion feature was calculated on the Origination Date by using the effective conversion price to the 2016 Loan. The discount resulting from the BCF is amortized over the life of the 2016 Loan through financial expenses by using the effective interest method unless mandatorily converted earlier.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	CONVERTIBLE LOAN AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO FUTURE INVESTMENT (Cont.)

The direct and incremental debt costs amounting to NIS 63,000 (approximately $16 according to the exchange rate at the Origination Date) were allocated to the Right to Future Investment and the 2016 Loan based on the same proportions as the proceeds allocation. The portion that was allocated to the Right to Future Investment amounting to $4 has been expensed immediately to finance expenses while the remaining amount of $12 was allocated and deducted from the 2016 Loan and is amortized over the life of the 2016 Loan through financial expenses by using the effective interest method unless mandatorily converted earlier.

For the nine month periods ended September 30, 2017 and 2016, the Company recorded finance expenses amounting to $166 and $75, respectively, due to the amortization of the discount that resulted from the BCF, the proceeds allocated to derivative liability and debt issuance costs. In addition, for the nine month periods ended September 30, 2017 and 2016, the Company recorded interest expense amounting to $17 and $10, respectively.

On February 22, 2017 (“Modification Date”), the expiration date of the Right of Future Investment that was associated with the 2016 Loan was extended from March 2018 to the end of the Option Period (see also Note 5b) and the exercise price was changed from a 15% discount of the lowest price per share set for the Company to a fixed price of NIS 0.85 per share. Accordingly, as of the Modification Date, the Right of Future Investment was no longer considered as a derivative liability. In addition, the difference between the fair value of the Right of Future Investment before and after the modification, which amounted to $246 was recognized as expenses within finance expenses, net for the nine month period ended September 30, 2017. In addition, the then outstanding amount related to the Right of Future Investment of $280 was reclassified from a derivative liability to equity upon the date of modification (see also Note 7).

b.	On January 15, 2017, the Company entered into a convertible loan agreement (the “2017 Loan Agreement”) with Ridge, and, by way of entering into assignments and assumption agreements following such date, also with Rimon Gold and Fisher (together, the “2017 Lenders”), whereby each of the 2017 lenders extended a loan in the principal amount of NIS 1,000,000 (approximately $283 according to the exchange rate as of September 30, 2017) and in the aggregate principal amount of NIS 3,000,000 (approximately $850 according to the exchange rate as of September 30, 2017), which bears interest at an annual rate of 4% (the “2017 Loan”). Pursuant to the 2017 Loan Agreement, the 2017 Loan has a maturity date of December 31, 2017.

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WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	CONVERTIBLE LOANS AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO FUTURE INVESTMENT (Cont.)

Under the 2017 Loan Agreement, each of the 2017 Lenders has the right, at its sole discretion, to convert any outstanding portion of the 2017 Loan, but no less than NIS 100,000 (approximately $28 according to exchange rate as of September 30, 2017), that the lender provided to the Company (each such portion converted, the “Converted Loan Amount”) into the Company’s ordinary shares at a conversion price per share equal to the lower of (i) NIS 1.00 (approximately $0.28 according to the exchange rate as of September 30, 2017) and (ii) the lowest price per share of the Company in any offering made by the Company following the date of the 2017 Loan Agreement and through the date of such requested conversion, subject to adjustments for stock splits and similar events set forth in the 2017 Loan Agreement (the “2017 Loan Conversion Price”). As a result of the 2017 PIPE (see also Note 9a), the current 2017 Loan Conversion Price for Rimon Gold, Fisher and Ridge was adjusted to NIS 0.70 (approximately $0.20 according to the exchange rate as of September 30, 2017).

In addition, upon exercise of the conversion right, the 2017 Loan Agreement grants the 2017 Lenders, for a period of 18 months following the conversion of the Converted Loan Amount, the right to make investments in the Company in an amount equal to NIS 1.50 for each NIS 1.00 of its respective Converted Loan Amount, at an agreed price per share equal to 120% of the then applicable 2017 Loan Conversion Price (the “Investment Option”). All shares that will be received by the 2017 Lenders upon the conversion of the 2017 Loan and upon the exercise of the Investment Option, will be unregistered shares. Such shares shall be restricted from sale for a period of 180 days from the date the Investment Option was exercised.

Ridge is entitled, under certain circumstances, to demand repayment of the 2017 Loan, including: (i) if the Company breaches or fails to perform or is shown to have made a false statement, under the 2017 Agreement or the Security Agreements; (ii) any failure of the Company to make a timely payment; (iii) upon the appointment of a receiver; (iv) the imposition of a lien on a material asset of the Company; (v) if the Company files a motion to freeze proceedings; or (vi) an adverse material change.

The 2017 Loan contains a number of restrictive covenants that limit the Company’s operating flexibility. These covenants include, among other things, limitations on the creation of liens; on the incurrence of indebtedness; on dispositions of assets, mergers, acquisitions and other change of control transactions; on changes in the general nature of the Company’s business; restrictions on payments to related parties; and on the distribution of dividends.

16

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	CONVERTIBLE LOANS AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO FUTURE INVESTMENT (Cont.)

As discussed in Note 6, prior to entering into the 2017 Loan Agreement, Ridge provided the following three loans to the Company, all of which bore interest at an annual rate equal to the interest rates of the Israeli government bonds: (i) NIS 250,000 was extended in November 2016, (ii) NIS 300,000 was extended in December 2016 and (iii) NIS 200,000 was extended in February 2017 (together, the “Ridge Interim Loans”). On March 30, 2017, after Ridge already provided NIS 250,000 under the 2017 Loan Agreement out of the NIS 1,000,000 committed by Ridge thereunder, Ridge exercised its right to have the Ridge Interim Loans being treated as a portion of the remaining loan commitment of NIS 1,000,000. As a result, the terms and conditions of the Ridge Interim Loans were modified to those included in the 2017 Loan Agreement.

As of the nine month period ended September 30, 2017, all the NIS 3,000,000 (including the above three loans amounting to NIS 750,000 and received from Ridge) has been funded.

In addition, as part of the 2017 Loan Agreement, the Company and the other lenders agreed that (i) the security interests made under the Security Agreements will also serve to secure the loans made by Rimon Gold under the 2017 Loan Agreement, and (ii) Rimon Gold will have the right to be repaid the full 2016 Loan prior to any repayment of the 2017 Loan.

The Company has considered the provisions of ASC 815-15, “Derivatives and Hedging – Embedded Derivatives” (“ASC 815-15”), and determined that the embedded conversion feature of the 2017 Loan cannot be considered as clearly and closely related to the host debt instrument, However, it was determined that the embedded conversion feature should not be separated from the host instrument because the embedded conversion option, if freestanding, does not meet the definition of a derivative in accordance with the provisions of ASC 815-10, since its terms do not require or permit net settlement. Thus, the conversion feature does not meet the characteristic of being readily convertible to cash.

The Company applied ASC 470-20, “Debt - Debt with Conversion and Other Options” which clarifies the accounting for instruments with BCF or contingently adjustable conversion ratios.

Pursuant to ASC 470-20-30, the amount of the BCF with respect to the 2017 Loan was calculated at the commitment date, as the difference between the conversion price (i.e. the entire proceeds received for the 2017 Loan) and the aggregate fair value of the common stock and other securities (which consist of the Investment Option) into which the 2017 Loan is convertible.

As such difference was determined to be greater than the amount of the entire proceeds received for the 2017 Loan, the amount of the discount assigned to the BCF was limited to the amount of the entire proceeds.

17

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5:-	CONVERTIBLE LOANS AND FINANCIAL DERIVATIVE LIABILITY FOR THE RIGHT TO FUTURE INVESTMENT (Cont.)

Accordingly, the BCF amounting to NIS 3,000,000 (approximately $811 according to the average exchange rate at the commitment date) was recorded as a discount on the 2017 Loan with a corresponding amount credited directly to equity as additional paid-in capital. As a result, upon initial recognition, the amount related to the 2017 Loan was NIS 0. After the initial recognition, the discount on the 2017 Loan is amortized as interest expense over the term of the 2017 Loan.

In connection to the aforesaid 2017 Loan, the Company had direct and incremental debt issuance costs amounting to NIS 90,000 (approximately $26 according to the exchange rate as of September 30, 2017). Such costs were deferred and presented as an asset because the amount presented for 2017 loan was NIS 0. In subsequent periods, such expenses are amortized ratably over the term of the 2017 Loan. For the nine month period ended September 30, 2017, the Company recorded finance expense amounting to $17.

For the nine and three month periods ended September 30, 2017, the Company recorded finance expenses amounting $546 and $281, respectively ($186 and $93, respectively, out of which related to Ridge (see also Note 11)) due to the amortization of the discount that resulted from the BCF and the amortization of the debt issuance costs. In addition, for the nine month period ended September 30, 2017, the Company recorded interest expense amounting to $16 ($6 out of which related to Ridge (see also Note 11)).

c.

In connection with the Merger and under the terms of the Merger Agreement, the “2016 Loan Agreement” and the "2017 Loan Agreement" became convertible into shares of Wize Pharma Inc. common stock which are equal to the number of Wize ordinary shares that were subject to a Convertible Loan immediately prior to the Effective Time multiplied by the Exchange Ratio at a proportionally adjusted conversion price.

NOTE 6:-	LOANS FORM CONTROLLING SHAREHOLDER

a.	On November 15, 2016, the Company’s Board of Directors (after receiving the approval of the Audit Committee on November 14, 2016) approved the receipt of a short-term bridge loan in amount of NIS 250,000 (approximately $65 according to the exchange rate as of November 15, 2016) (“Loan”) from its controlling shareholder (“Shareholder”). The Loan was received on November 21, 2016. The Loan was not linked to any index, had no collateral and bears yearly interest at the level of the interest rate of Israel State Bonds (0.1% as of December 31, 2016). The Loan’s repayment date shall be by the end of the first quarter of 2017 but may be extended from time to time at the Shareholder’s discretion.

18

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 6:-	LOANS FORM CONTROLLING SHAREHOLDER (Cont.)

b.	On December 25, 2016, the Company’s Board of Directors (after receiving the approval of the Audit Committee on November 14, 2016) approved the receipt of an additional short-term bridge loan of NIS 300,000 (approximately $78 according to the exchange rate as of December 25, 2016) from the Shareholder under the same terms to those described above. An amount of NIS 200,000 (approximately $52 according to the exchange rate as of December 31, 2016) was received in December 2016 and the remaining amount of NIS 100,000 (approximately $26 according to the exchange rate as of December 31, 2016) was received during the three month period ended March 31, 2017. Accordingly, as of December 31, 2016, the total balance of the short-term bridge loans amounted to NIS 450,000 (approximately $117 according to exchange rate as of December 31, 2016).

c.	On February 19, 2017, the Company’s Board of Directors (after receiving the approval of the Audit Committee on February 16, 2017), approved the receipt of an additional short-term bridge loan of NIS 200,000 (approximately $54 according to the exchange rate as of February 19, 2017) from the Shareholder (the “Loan”). The Loan was not linked to any index, has no collateral and bears yearly interest at the level of the interest rate of Israel State Bonds. The loan’s repayment date shall be by the end of the first quarter of 2017 and will serve the Company in its current activity. The Shareholder may extend the loan’s redemption date from time to time at its discretion.

On March 30, 2017, the Company and the Shareholder agreed to convert the aforesaid bridge loans amounting to an aggregate amount of NIS 750,000 (approximately $206 according to the exchange rate as of March 31, 2017) into the 2017 Loan, the revised terms and conditions of which are described in Note 5b.

NOTE 7:-	FAIR VALUE MEASUREMENT

ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), defines fair value as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. ASC 820 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the Company’s assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

19

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 7:-	FAIR VALUE MEASUREMENT (Cont.)

The hierarchy is broken down into three levels based on the inputs as follows:

Level 1	-	Valuations based on quoted prices in active markets for identical assets that the Company has the ability to access.

Level 2	-	Valuations based on one or more quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3	-	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Following the modification described in Note 5a, based on the modified terms of the Right of Future Investment, the Company’s management engaged an external appraiser that measured the fair value of the Right of Future Investment immediately prior to the Modification Date at NIS 1,042,000 (approximately $280 according to the exchange rate as of the Modification Date) and reclassified such amount from a derivative liability to additional paid-in capital.

The following tabular presentation reflects the components of the derivative liability associated with such rights as of September 30, 2017 (unaudited):

Fair value of Right of Future Investment

Balance at December 31, 2016	$34
Change in the fair value of derivative liability	246
Reclassification of derivative liability into equity	(280)

Balance at September 30, 2017 (unaudited)	$-

In addition, the Company’s financial instruments also include cash and cash equivalents, restricted bank deposit, other accounts receivable, trade payables and other accounts payables. As of September 30, 2017, the fair value of these financial instruments was not materially different from their carrying values due to the short-term maturities of such instruments.

NOTE 8:-	COMMITMENTS AND CONTINGENCIES

Litigation

As further described in Note 10 in the annual consolidated financial statements as of December 31, 2016, from April 2015 to September 2015, the Company and its directors employed at the Company received a number of letters from Go D.M. Investments Ltd (“Go D.M.”), an Israeli public company, engaged in the field of repositioning of drugs, regarding its claims on various issues.

20

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	COMMITMENTS AND CONTINGENCIES (Cont.)

On October 5, 2016, the response was filed to the temporary injunction motion on behalf of the Company, claiming that the temporary injunction was baseless, both factually and legally, and that it was designed to serve as a tool for applying wrong and unfair pressure on its respondents, sabotage the Company’s business and threaten its officers and controlling shareholders. The Company claims that the injunction motion was filed with the sole purpose of preventing Mr. Noam Danenberg and Professor Halfon from exercising their right to vote at the General Meetings of Go D.M. shareholders and at the Go D.M. General Meeting that took place on September 26, 2016 and which had the appointment of the directors on its agenda in particular. The Company claimed that the stated motive for filing the motion leads to the necessary conclusion that the very fact that the motion was filed constitutes a cynical misuse of judicial proceedings. The Company also argued that the temporary injunction motion must be rejected, inter alia, due to the fact that the requested remedies are identical to the primary remedies claimed in the suits; due to the fact that some of them are ridiculous and draconic mandatory injunctions; due to the fact that the motion for a temporary injunction was filed with a significant delay, in spite of the fact that there is no urgency in resolving it and due to the fact that there is no evidentiary basis for the arguments made in it. In essence, the Company argued that Go D.M.’s claims against it, in the matter of the violation of the commitment to delineate activity, are wrong, and supported its response with two expert opinions.

Go D.M. asked for a stay of 7 days to reply to the response, and received the court’s approval. However, they subsequently asked for additional extensions, due to commencement of negotiations between Go D.M. and Mr. Danenberg and others, that may make the legal proceedings between them unnecessary, including the one to which the Company is a party.

On January 16, 2017, a settlement was signed between the Go D.M. and Mr. Dov Goldstein and D.D. Goldstein Assets and Investments Ltd. (through which Mr. Dov Goldstein holds Go D.M. shares) and between Panmed, Mr. Danenberg and Professor Halfon and the Company and Altshuler Shaham Trusts Ltd. (the settlement trustee) (the “Settlement”), the key points of which relevant to the Company are as follows:

1.	The parties and/or companies under their control undertook not to purchase each other’s shares (by themselves and/or through others), as well as sell the other party’s shares (inasmuch as they have any) in the period set in the Settlement, and not to act against the other party, its officers and controlling, shareholders, consultants, employees and service providers of any of the above in any manner, past, present and future.

2.	Within the framework of the Settlement, letters of waiver and release were signed by all of the parties as well as other related entities regarding the final, full and absolute waiver of any claims, suits and demands by the parties for legal proceedings and/or by anyone operating on their behalf (including subsidiaries, controlling shareholders and interested parties, executives and officers, directors and so on). Upon completing the preconditions set in the Settlement, an agreed-upon message will be submitted to the Court in each of the legal proceedings, according to which the parties seek to reject the relevant proceedings, with no order for expenses and a blocking order preventing the filing of any suit against the parties and/or anyone operating on their behalf.

21

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	COMMITMENTS AND CONTINGENCIES (Cont.)

3.	Upon approving the Settlement and completing all of the actions detailed in the Settlement, none of the parties, their representatives and shareholders, as well as the Company and subsidiaries and related companies and/or anyone operating on their behalf and their shareholders shall have any claim, suit and demand from the other party, related parties and officer in it, past and present, in connection to any issue the grounds of which were before the signing of the Settlement by the certified Court.

4.	The Settlement established various provisions regarding the interim period, starting from the signing of the settlement agreement and until the completion of the pending terms.

5.	Completion of the Settlement is subject to the existence of various stipulations detailed in the Settlement and which are not under the Company’s control, within 90 days of signing (unless this date has been extended by the parties in writing), including the approval of the certified Court for certain actions to be carried out by Go D.M., and the commitment of the parties to the Settlement to vote in the gatherings of Go D.M. shareholders to approve the Settlement.

6.	Pursuant to the Settlement, additional agreements exist between some of the parties, some of which are Company controlling shareholders, but these agreements do not pertain to the Company.

On January 19, 2017, the Settlement was submitted to the Tel Aviv District Court for approval. On the same date, the Court ruled that the Settlement would be given the force of a legal ruling subject to meeting the preconditions as per the Settlement, including the Court’s approval of the arrangement in accordance with Section 350 of the Companies Law, 1999, and by February 21, 2017 the parties will update the Court on compliance with these conditions, and in the event that this takes place, the Settlement will be given the force of a legal ruling.

On February 16, 2017, Go D.M. filed a notice on the results of the Go D.M. shareholders meeting (Series 3) and a motion to approve an arrangement in accordance with Section 350(a) of the Companies Law and to the certain Go D.M related decision (hereinafter: “the Motion to Approve the Arrangement”), in which Go D.M., among other things, specified that the Settlement had been ratified by the meeting of Go D.M. shareholders and the meeting of Go D.M. option holders (Series 3) which took place on February 14, 2017, this with no objections.

On February 16, 2017, the Court ruled the motion to approve the arrangement shall be sent to the Securities Authority, Tel Aviv Stock Exchange and the Official Receiver for approval within 20 days.

On February 19, 2017, Go D.M. filed a motion asking that the respondents reply to the motion to approve the arrangements no later than February 26, 2017 and the case set for an internal memorandum on February 27, 2017. On the same date, the Court decided to alter the respondent’s response date so that these would respond to the motion to approve the arrangement by February 26, 2017. The Court also ruled that a hearing would take place on February 28, 2017.

22

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8:-	COMMITMENTS AND CONTINGENCIES (Cont.)

On March 26, 2017, the parties entered into a settlement agreement pursuant to which it was agreed on final, full and absolute waiver of any claims, suits and demands by the parties for legal proceedings and/or by anyone operating on their behalf (including subsidiaries, controlling shareholders and interested parties, executives and officers, directors). As a result of this settlement agreement, the Company considers this matter closed.

NOTE 9:-	SHAREHOLDERS’ DEFICIT

a.	Investment

On June 23, 2017, Wize entered into a Private Placement Agreement (the “2017 PIPE Agreements”) with each of Eliahu Peretz (“Peretz”), Yaacov Zrachia (“Zrachia”), Simcha Sadan (“Sadan”) and Jonathan Brian Rubini (“Rubini”, and together with Peretz, Zrachia and Sadan, the “2017 PIPE Investors”). Pursuant to the 2017 PIPE Agreements, the 2017 PIPE Investors agreed to invest a total of NIS 3,490,000 (approximately $986 according to exchange rate as of June 23, 2017) in exchange for a total of 4,985,714 ordinary shares of Wize (the “2017 PIPE”), at a price per share of NIS 0.70 (approximately $0.20 according to the exchange rate as of June 23, 2017), with Peretz undertaking to invest NIS 490,000 (approximately $139 according to the exchange rate as of June 23, 2017) in exchange for the private placement of 700,000 ordinary shares of Wize (the “Peretz Investment”) and each of Zrachia, Sadan and Rubini (the “Other Investors”) undertaking to invest NIS 1,000,000 (approximately $282 according to the exchange rate as of June 23, 2017) in exchange for the private placement of 1,428,571 ordinary shares of Wize each (together, the “Other Investments”).

Subject to the closing of the Merger (see also Note 1d), Wize also undertook to cause OphthaliX to grant warrants to each of the 2017 PIPE Investors (the “Warrants”), with each Warrant being exercisable into one share of common stock of OphthaliX, with a term of three years from the date of grant. According to the 2017 PIPE Agreements, the number of Warrants and the exercise price thereof will reflect, prior to giving effect to an adjustment based on the Exchange Ratio, (i) 735,000 warrants to Peretz and (ii) 1,500,000 warrants to each of the Other Investors, each warrant exercisable into one ordinary share of Wize, at an exercise price of NIS 0.29 per share (approximately $0.08 according to the exchange rate as of September 30, 2017). According to the Exchange Ratio, Peretz will be granted 3,046,266 Warrants exercisable into OphthaliX Common Stock and each of the Other Investors will be granted 6,216,869 Warrants exercisable into OphthaliX Common Stock. Sadan’s commitment to provide his portion of the Other Financing was conditioned upon Wize not raising more than NIS 3,500,000 (approximately $988 according to the exchange rate as of June 23, 2017) and not less than NIS 2,000,000 (approximately $565 according to the exchange rate as of June 23, 2017) in the 2017 PIPE, including the amount to be invested by Sadan.

23

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 9:-	SHAREHOLDERS’ DEFICIT (Cont.)

On June 22, 2017, Ridge provided notice to Wize that it has waived its right to adjust the 2017 Loan Conversion Price in connection with the Peretz Investment. In July 2017, Wize completed the Peretz Investment and Other Investments. However, Ridge did not waive its right to adjust the 2017 Loan Conversion Price in connection with the Other Investments.

As a result of the Peretz Investment and Other Investments, the current 2017 Loan Conversion Price for Rimon Gold, Fisher and Ridge was adjusted from NIS 1.00 (approximately $0.28 according to the exchange rate as of September 30, 2017) to NIS 0.70 (approximately $0.20 according to the exchange rate as of September 30, 2017).

During the nine month period ended September 30, 2017, the investment amount of NIS 3,490,000 from Peretz Investment and Other Investments has been received and the Company issued a total of 4,985,714 ordinary shares.

b.	Stock based-compensation:

As of August 20, 2015, the Company’s Board of Directors authorized through its 2015 Incentive Option Plan (the “2015 Plan”), the grant of options to officers, directors, advisors, management and other key employees. The Company reserved for grants of options up to 2,000,000 of the Company’s Ordinary Shares. The exercise price and the vesting schedule of the options granted will be subject to the Company’s Board of Directors discretion and expire 2 years after the ending of the vesting schedule on each batch. As of September 30, 2017, 975,000 options are available for future grants under 2015 Plan. Upon the Merger closing (see also Note 1d), all the outstanding options under 2015 Plan were cancelled.

A summary of the Company’s options activity for employees and director under the Company’s 2015 Plan is as follows:

	Nine month period ended September 30, 2017
	Number of options	Weighted average exercise price	Weighted average remaining contractual life

Options outstanding at beginning of year	635,000	$0.64	2.16
Granted	-	$-	-

Options outstanding at end of period	635,000	$0.64	1.41

Options vested and expected to be vested	635,000	$0.64	1.41

Options exercisable at end of period	499,375	$0.74	1.13

24

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 9:-	SHAREHOLDERS’ DEFICIT (Cont.)

As of September 30, 2017, the aggregate intrinsic value of outstanding and exercisable options is $117 and $88, respectively. The aggregate intrinsic value represents the total intrinsic value (the difference between the deemed fair value of the Company’s Ordinary Shares on the last day of third quarter of 2017 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on September 30, 2017. This amount is impacted by the changes in the fair value of the Company’s shares.

c.	The Company granted options to certain non-employees under the Company’s 2015 Plan and accounted for these options in accordance with ASC 505-50.

The outstanding options granted to the Company’s non-employees are as follows:

Grant date	Number of options	Exercise price	Expiration date
October 26, 2015	230,000	$1.03	February 1, 2018 - November 1, 2019
	230,000

d.	The stock-based compensation expense amounting to $33, $21, $7 and $5 during the nine and three month periods ended September 30, 2017 and 2016 respectively was recognized as part of general and administrative expenses in the consolidated statements of comprehensive loss.

As of September 30, 2017, the total unrecognized estimated compensation cost related to non-vested stock options granted to employees, director and non-employees is $11, which is expected to be recognized over a weighted average period of approximately 0.78 years.

25

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 10:-	FINANCIAL EXPENSE, NET

	Nine months ended September 30,		Three months ended September 30,
	2017	2016	2017	2016
	Unaudited

Accrued interest on convertible loans	$33	10	14	5
Amortization of BCF, proceeds allocated to the derivative liability and debt issuance costs for convertible loans	729	75	368	44
Amortization of discount resulting from exchange rate differences on license purchase obligation	1	22	5	6
Change in the fair value of derivative liability for Right to Future Investment	246	-	-	-
Bank commissions and others	7	1	5	(4)

Total financial expenses, net	$1,016	$108	$392	$51

*)	Representing an amount less than $1

NOTE 11:-	RELATED PARTIES BALANCES AND TRANSACTIONS

a.	Balances with interested and related parties:

	September 30,	December 31,
	2017	2016
	Unaudited

Included in other accounts payable (1)	$8	$13

Loans from controlling shareholder (2)	$-	$117

Loan from controlling shareholder included in Convertible Loans (2)	$283	$-

b.	Transactions with interested and related parties:

	Nine months ended September 30,		Three months ended September 30,
	2017	2016	2017	2016
	Unaudited
Amounts charged to:

General and administrative expenses (1)	$61	$39	$20	$21

Finance expenses (2)	$192	$-	$96	$-

26

WIZE PHARMA LTD. AND SUBSDIARY

NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 11:-	RELATED PARTIES BALANCES AND TRANSACTIONS (Cont.)

(1)	On September 30, 2015, the shareholders meeting approved the Employment Agreement (“Agreement”) of a relative to a controlling shareholder (“Relative”), as strategic consultant to the Company through a company under the Relative’s control, effective as of April 29, 2015, and for a period of three years from the date of such approval. The services will include strategic consulting in the field of business development in Israel and abroad, raising funds and others.

The consulting fees in accordance with the Agreement, shall be 25,000 NIS per month (approximately $7 according to the average exchange rate during the nine and three month periods ended September 30, 2017 and 2016) which may be updated by up to 30%, subject to the opinion of the Company’s Compensation Committee and the Company’s compliance with the goals set in the Agreement of the Relative.

(2)	See Note 5b and Note 6.

NOTE 12:-	SUBSEQUENT EVENTS

a.

The Company evaluates events or transactions that occur after the balance sheet date but prior to the issuance of the interim consolidated financial statements to identify matters that require additional disclosure. For its interim consolidated financial statements, as of September 30, 2017 and for the nine month period then ended, the Company evaluated subsequent events through November 21, 2017, the date that the interim consolidated financial statements were issued. Except as described below, the Company has concluded that no other subsequent events have occurred that require disclosure.

b.	As discussed in Note 1d, on October 16, 2017, the annual meeting of the Company’s shareholders approved the Merger, including the merger consideration and the delisting of the ordinary shares from the TASE.

c.	In addition, on October 31, 2017, the Israeli District Court approved the Arrangement as described in Note 1d.

d.

On November 16, 2017, Wize completed its Merger with Merger Sub in accordance with the terms of the Merger Agreement pursuant to which Merger Sub merged with and into Wize, with Wize surviving as a wholly owned subsidiary of OphthaliX. The accompanying unaudited interim consolidated financial statements do not include any adjustments related to the Merger.

27